EXHIBIT 5.1

                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Budapest
                                 (212) 310-8000                 Dallas
                              Fax: (212) 310-8007               Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                  July 30, 2007                 Shanghai
                                                                Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.
                                                                Wilmington


NextWave Wireless Inc.
12670 High Bluff Drive
San Diego, California 92130
Ladies and Gentlemen:


            We have acted as counsel to NextWave Wireless Inc., a Delaware corporation (the "Company") in connection with the Company's filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, in connection with the registration of (i) 255,000 shares of Series A Senior Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred Stock") and (ii) 31,229,723 shares of common stock, par value $0.001 (the "Common Stock"), of the Company issuable upon the conversion of the Series A Preferred Stock. The Registration Statement is filed pursuant to the Registration Rights Agreement, dated March 28, 2007 (the "Registration Rights Agreement"), among the Company and Avenue-CDP Global Opportunities Fund, L.P., Avenue International, Ltd., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., D.E. Shaw Laminar Portfolios, L.L.C., D.E. Shaw Valence Portfolios, L.L.C., GPC 73, LLC, Highbridge Convertible Arbitrage Master Fund LP, Highbridge International LLC, Investcorp Interlachen Multi-Strategy Master Fund Limited, Kings Road Investments Ltd., Saints Anthony and Francis, LLC, Stanfield Offshore Leveraged Assets, Ltd., York Capital Management, L.P., York Credit Opportunities Fund, L.P., York Global Value Partners, L.P., York Investment Limited, York Select, L.P. and York Select Units Trust (collectively, the "Purchasers"). Shares of the Series A Preferred Stock were issued to the Purchasers pursuant to the Securities Purchase Agreement, dated as of March 28, 2007 (the "Securities Purchase Agreement"), by and among the Company, the Purchasers and other investors not party to the Registration Rights Agreement.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company;
(iii) the Registration Statement; (iv) the Registration Rights Agreement; (v) the Securities Purchase Agreement, (vi) the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of the Company (the "Certificate of Designations") and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.



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            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon a certificate or comparable document of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 255,000 shares of Series A Preferred Stock being registered pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable. Based on the foregoing, and subject to the qualifications stated herein, we also are of the opinion that the 31,229,723 shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon the conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

             The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.



                                                Very truly yours,


                                          /s/  Weil, Gotshal & Manges LLP